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                                                                 EXHIBIT 23(A)

      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Registrant's previously filed Registration Statement Nos. 2-83506, 33-5434, 33-32459, 33-39535, 33-39536, 33-41184, 33-44344, 33-51365, and 33-59246.

ARTHUR ANDERSEN
Jacksonville, Florida
February 3, 1995